LP Reports Third Quarter 2017 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported results today for the third quarter of 2017, which included the following:

•	Sales for the third quarter of $718 million were higher by 20 percent compared to the year ago quarter.

•	Income from continuing operations was $111 million ($0.76 per diluted share) compared to $66 million ($0.45 per diluted share) in the third quarter of 2016.

•	Non-GAAP adjusted income from continuing operations was $102 million ($0.70 per diluted share).

•	Adjusted EBITDA from continuing operations for the third quarter was $192 million compared to $111 million in the third quarter of 2016.

“We had our strongest third quarter performance in 12 years,” said Brad Southern, Chief Executive Officer. “The key drivers to our earnings improvement for the quarter were OSB and siding pricing, as well as LP product mix and an increase in volume.”

THIRD QUARTER RESULTS

For the third quarter of 2017, LP reported net sales of $718 million, up from $596 million in the same quarter of 2016. LP reported income from continuing operations of $111 million, or $0.76 per diluted share, as compared to $66 million, or $0.45 per diluted share for the third quarter of 2016. Adjusted EBITDA from continuing operations for the third quarter of 2017 was $192 million compared to $111 million in the third quarter of 2016.

YEAR TO DATE RESULTS

For the nine months ended September 30, 2017, LP reported net sales of $2.0 billion compared to $1.7 billion in the first nine months of 2016. For the first nine months of 2017, LP reported income from continuing operations of $260 million, or $1.78 per diluted share, compared to $108 million, or $0.74 per diluted share, for the same period in 2016. Adjusted EBITDA from continuing operations for the first nine months of 2017 was $468 million compared to $262 million for 2016.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished CanExel siding line and a minor amount of OSB. These products are used in new construction, repair and remodeling and non-residential markets. The Siding segment reported net sales of $226 million in the third quarter of 2017, an increase of $31 million from $195 million in the year-ago third quarter. For the third quarter of 2017, the Siding segment reported operating income of $53 million compared to $35 million in the year-ago quarter. The Siding segment reported $61 million in Adjusted EBITDA from continuing operations, an increase of $19 million compared to the third quarter of 2016. The increase in OSB sales prices sold in this segment accounted for approximately $4 million of the increase in both operating results and Adjusted EBITDA from continuing operations.

For the first nine months, Siding reported sales of $671 million, up 15 percent from the prior year and had an operating income of $142 million compared to $104 million in 2016. Adjusted EBITDA from continuing operations for the first nine months of 2017 was $166 million compared to $125 million in 2016. The increase in OSB sales prices sold in this segment accounted for approximately $11.0 million of the increase in both operating results and Adjusted EBITDA from continuing operations.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales of $351 million, a $69 million increase from $282 million of net sales in the third quarter of 2016. For the third quarter of 2017, the OSB segment reported operating income of $126 million compared to $67 million in the third quarter of 2016. The OSB segment's Adjusted EBITDA from continuing operations increased by $59 million compared to the third quarter of 2016. For the third quarter of 2017, sales volumes were down slightly with the same quarter of 2016 and sales prices increased by 29 percent. The increase in selling price favorably impacted operating results and Adjusted EBITDA from continuing operations by approximately $79 million for the quarter as compared to the third quarter of 2016.

For the first nine months, OSB reported sales of $944 million, up 26 percent from the prior year and had an operating income of $289 million compared to $127 million in 2016. Adjusted EBITDA from continuing operations for the first nine months of 2017 was $335 million compared to $172 million in 2016. For the first nine months, sales volumes were flat and sales prices increased 27 percent. The increase in selling price favorably impacted results and Adjusted EBITDA from continuing operations by approximately $200 million for the first nine months as compared to 2016.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP reported net sales of $98 million in the third quarter of 2017, up 22 percent from the year-ago quarter. Operating income increased to $6 million for the third quarter of 2017 compared to a break even in the third quarter of 2016. For the third quarter, the EWP segment showed an increase of $6 million in Adjusted EBITDA from continuing operations as compared to the same quarter in 2016.

For the first nine months, EWP reported sales of $274 million, up 19 percent from the prior year and had an operating income of $12 million compared to an operating loss of $2 million in 2016.

Adjusted EBITDA from continuing operations for the first nine months of 2017 was $24 million compared to $9 million in 2016.

SOUTH AMERICA SEGMENT

The South American segment consists of facilities in Chile and Brazil. The segment reported net sales in the third quarter of 2017 of $38 million, up $6 million from $32 million in the third quarter of 2016. Operating income increased from $3 million to $6 million for the third quarter of 2017 compared to the third quarter of 2016. Adjusted EBITDA from continuing operations for the third quarter of 2017 was $8 million compared to $6 million in 2016.

For the first nine months, South America reported sales of $115 million, up 11 percent from the prior year and had an operating income of $16 million compared to $15 million in 2016. Adjusted EBITDA from continuing operations for the first nine months of 2017 was $23 million compared to $22 million in 2016.

COMPANY OUTLOOK

"We continue to be optimistic about the housing recovery and believe the upward trend in single family starts will continue,” Southern said. “As we move forward, we remain committed to and focused on growing our specialty products and improving operating margins in our commodity businesses.”

Louisiana-Pacific Corporation is a leading manufacturer of quality engineered wood building materials including OSB, structural framing products, and exterior siding for use in residential, industrial and light commercial construction. From manufacturing facilities in the U.S., Canada, Chile and Brazil, LP products are sold to builders and homeowners through building materials distributors and dealers and retail home centers. Founded in 1973, LP is headquartered in Nashville, Tennessee and traded on the New York Stock Exchange under LPX. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$718.3	$596.4	$2,023.3	$1,683.4
Operating costs and expenses:
Cost of sales	479.3	442.6	1,420.1	1,301.2
Depreciation and amortization	31.1	29.6	91.3	86.0
Selling and administrative	49.2	47.0	144.8	135.8
(Gain) Loss on sale or impairment of long-lived assets, net	0.7	0.3	(1.8)	1.0
Other operating credits and charges, net	(0.9)	—	4.5	11.4
Total operating costs and expenses	559.4	519.5	1,658.9	1,535.4
Income from operations	158.9	76.9	364.4	148.0

Non-operating income (expense):
Interest expense, net of capitalized interest	(4.9)	(9.0)	(14.8)	(26.3)
Investment income	2.9	2.5	7.2	6.4
Loss on early debt extinguishment	—	(13.2)	—	(13.2)
Other non-operating items	(0.6)	(0.5)	(2.4)	1.4
Total non-operating income (expense)	(2.6)	(20.2)	(10.0)	(31.7)

Income from continuing operations before taxes and equity in income of unconsolidated affiliates	156.3	56.7	354.4	116.3
Provision for income taxes	46.4	(7.5)	97.9	13.1
Equity in income of unconsolidated affiliates	(1.0)	(1.4)	(3.8)	(4.4)
Income from continuing operations	110.9	65.6	260.3	107.6

Loss from discontinued operation before taxes	(1.7)	—	(1.7)	—
Benefit for income taxes	(0.6)	—	(0.6)	—
Loss from discontinued operations	(1.1)	—	(1.1)	—

Net income	$109.8	$65.6	$259.2	$107.6

Basic net income per share of common stock:
Income from continuing operations	$0.77	$0.46	$1.80	$0.75
Loss from discontinued operations	(0.01)	—	(0.01)	—
Net income per share	$0.76	$0.46	$1.79	$0.75
Diluted net income per share of common stock:
Income from continuing operations	$0.76	$0.45	$1.78	$0.74
Loss from discontinued operations	(0.01)	—	(0.01)	—
Net income per share	$0.75	$0.45	$1.77	$0.74

Weighted average shares of stock outstanding - basic	144.5	143.7	144.4	143.3
Weighted average shares of stock outstanding - diluted	146.5	145.4	146.3	145.2

CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$848.7	$659.3
Receivables, net of allowance for doubtful accounts of $1.0 million at September 30, 2017 and December 31, 2016	171.4	108.3
Inventories	231.0	234.6
Prepaid expenses and other current assets	8.8	6.1
Current portion of notes receivable from asset sales	22.2	—
Assets held for sale	8.7	8.2
Total current assets	1,290.8	1,016.5
Timber and timberlands	55.6	53.5
Property, plant and equipment	2,472.3	2,410.8
Accumulated depreciation	(1,599.6)	(1,527.6)
Property, plant and equipment, net	872.7	883.2
Goodwill	9.7	9.7
Notes receivable from asset sales	—	22.2
Investments in and advances to affiliates	7.4	6.2
Restricted cash	13.2	13.2
Other assets	57.2	22.4
Long-term deferred tax asset	1.4	4.3
Total assets	$2,308.0	$2,031.2
LIABILITIES AND EQUITY
Current portion of long-term debt	$0.5	$2.6
Current portion of limited recourse notes payable	22.0	—
Accounts payable and accrued liabilities	212.5	191.5
Income taxes payable	7.4	31.3
Current portion of contingency reserves	3.4	3.4
Total current liabilities	245.8	228.8
Long-term debt, excluding current portion	353.0	374.4
Deferred income taxes	51.3	27.7
Contingency reserves, excluding current portion	12.3	12.7
Other long-term liabilities	180.3	191.9
Stockholders’ equity:
Common stock	153.4	153.4
Additional paid-in capital	470.0	478.2
Retained earnings	1,149.5	890.3
Treasury stock	(178.2)	(189.0)
Accumulated comprehensive loss	(129.4)	(137.2)
Total stockholders’ equity	1,465.3	1,195.7
Total liabilities and stockholders’ equity	$2,308.0	$2,031.2

CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$109.8	$65.6	$259.2	$107.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31.1	29.6	91.3	86.0
Equity in income of unconsolidated affiliates, including dividends	(0.2)	—	(1.2)	0.3
(Gain) loss on sale or impairment of long-lived assets, net	0.7	0.3	(1.8)	1.0
Loss on early debt extinguishment	—	13.2	—	13.2
Other operating credits and charges, net	(0.9)	—	4.5	11.4
Stock-based compensation related to stock plans	2.0	3.2	8.0	9.4
Exchange (gain) loss on remeasurement	(0.1)	(0.2)	1.6	(0.9)
Cash settlements of warranties, net of accruals	0.1	(4.6)	(5.5)	(11.4)
Pension expense, net of contributions	(3.2)	—	(3.9)	1.4
Non-cash interest expense, net	0.1	1.4	0.3	1.6
Other adjustments, net	(0.2)	(0.6)	(0.4)	(1.3)
Changes in assets and liabilities:
(Increase) decrease in receivables	(17.1)	14.1	(61.9)	(37.0)
(Increase) decrease in inventories	(8.5)	4.8	4.5	(3.2)
(Increase) decrease in prepaid expenses	0.6	0.7	(2.7)	(1.9)
Increase in accounts payable and accrued liabilities	18.1	17.8	12.8	59.5
Increase (decrease) in income taxes	11.1	(9.2)	0.2	4.6
Net cash provided by operating activities	143.4	136.1	305.0	240.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(35.0)	(27.6)	(80.7)	(78.7)
Proceeds from sales of assets	0.1	—	3.3	—
(Increase) decrease in restricted cash under letters of credit	—	0.2	—	(0.1)
Increase in restricted cash for redemption of long-term debt	—	(93.4)	—	(93.4)
Payment of long-term deposit	—	—	(32.0)	—
Other financing activities	0.1	(0.1)	0.1	(0.2)
Net cash used in investing activities	(34.8)	(120.9)	(109.3)	(172.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	350.0	—	350.0
Repayment of long-term debt	(1.2)	(274.8)	(2.5)	(282.7)
Payment of debt issuance fees	—	(5.0)	—	(5.0)
Sale of common stock, net of cash payments under equity plans	—	—	(0.4)	(0.1)
Taxes paid related to net share settlement of equity awards	(0.5)	(0.8)	(5.3)	(8.9)
Net cash provided by (used in) financing activities	(1.7)	69.4	(8.2)	53.3
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	1.8	0.3	1.9	3.8
Net increase in cash and cash equivalents	108.7	84.9	189.4	125.0
Cash and cash equivalents at beginning of period	740.0	474.8	659.3	434.7
Cash and cash equivalents at end of period	$848.7	$559.7	$848.7	$559.7

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
Dollar amounts in millions	2017	2016	2017	2016
Net sales:
Siding	$226.2	$194.8	$671.2	$583.3
OSB	350.9	282.1	944.3	751.9
EWP	98.1	80.7	274.4	230.5
South America	38.3	31.7	114.8	103.2
Other	6.5	7.6	22.3	20.3
Intersegment sales	(1.7)	(0.5)	(3.7)	(5.8)
	$718.3	$596.4	$2,023.3	$1,683.4
Operating profit (loss):
Siding	$52.8	$35.2	$141.5	$103.9
OSB	126.4	67.4	289.4	126.7
EWP	6.3	—	12.0	(2.0)
South America	5.8	3.3	16.4	15.3
Other	(1.6)	(0.4)	(2.7)	(1.0)
Other operating credits and charges, net	0.9	—	(4.5)	(11.4)
Gain (loss) on sale or impairment of long-lived assets, net	(0.7)	(0.3)	1.8	(1.0)
General corporate and other expenses, net	(30.0)	(26.9)	(85.7)	(78.1)
Interest expense, net of capitalized interest	(4.9)	(9.0)	(14.8)	(26.3)
Investment income	2.9	2.5	7.2	6.4
Loss on early debt extinguishment	—	(13.2)	—	(13.2)
Other non-operating items	(0.6)	(0.5)	(2.4)	1.4
Income from operations before taxes	157.3	58.1	358.2	120.7
Provision for income taxes	46.4	(7.5)	97.9	13.1
Income from continuing operations	$110.9	$65.6	$260.3	$107.6

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES
The following table sets forth production volumes for the quarter and nine months ended September 30, 2017 and 2016.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Oriented strand board, million square feet 3/8" basis	1,116	1,116	3,269	3,262
Oriented strand board, million square feet 3/8" basis (produced by North America non-OSB segment mills)	83	63	245	189
Wood-based siding, million square feet 3/8" basis	353	316	1,038	1,001
Engineered I-Joist, million lineal feet (1)	22	21	66	61
Laminated veneer lumber (LVL) and laminated strand lumber (LSL), million cubic feet (1) (2)	2.8	2.4	8.6	7.5

(1) Includes purchases of products from joint ventures or purchased under contract manufacturing arrangements.
(2) Includes LVL and LSL production which is used in the production of I-Joist as well as sold as end products.